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                                                                                                                Exhibit (12)
FIRST UNION CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
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                                                       Three
                                                      Months
                                                       Ended                                          Years Ended December 31,
                                                                   ------------------------------------------------------------
                                                     Mar. 31,
(In millions)                                           1998           1997        1996         1995         1994         1993
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
EXCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                     $     897          2,710       2,499        2,389        2,088        1,795
  Fixed charges, excluding capitalized
    interest                                             621          2,068       1,880        1,426          816          608
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        Earnings                              (A)  $   1,518          4,778       4,379        3,815        2,904        2,403
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Interest, excluding interest on deposits           $     587          1,926       1,805        1,349          747          538
Distributions on guaranteed preferred
  beneficial interests                                    16             66           -            -            -            -
One-third of rents                                        18             76          74           76           69           70
Capitalized interest                                          -              -        5            4            1            -
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        Fixed charges                         (B)  $     621          2,068       1,884        1,429          817          608
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Consolidated ratios of earnings to
  fixed charges, excluding interest
  on deposits                             (A)/(B)       2.44   X       2.31        2.32         2.67         3.55         3.95
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INCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                     $     897          2,710       2,499        2,389        2,088        1,795
  Fixed charges, excluding capitalized
    interest                                           1,443          5,332       5,070        4,502        2,862        2,552
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        Earnings                              (C)  $   2,340          8,042       7,569        6,891        4,950        4,347
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Interest, including interest on deposits           $   1,409          5,190       4,995        4,425        2,793        2,482
Distributions on guaranteed preferred
  beneficial interests                                    16             66           -            -            -            -
One-third of rents                                        18             76          74           76           69           70
Capitalized interest                                       -              -           5            4            1            -
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        Fixed charges                         (D)  $   1,443          5,332       5,074        4,505        2,863        2,552
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Consolidated ratios of earnings to
  fixed charges, including interest
  on deposits                             (C)/(D)       1.62   X       1.51        1.49         1.53         1.73         1.70
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